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                                                                 EXHIBIT 23.1


                        [DELOITTE & TOUCHE LETTERHEAD]


INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Pre-Effective Amendment No. 1 to Registration Statement on Form S-4 of First Palm Beach Bancorp, Inc. on Form S-4 of our report dated December 10, 1996, incorporated by reference in the Annual Report on Form 10-K of First Palm Beach Bancorp, Inc. for the year ended September 30, 1996, and to the reference to us under the heading "Experts" in the Prospectus, which is part of this registration statement.


/s/ Deloitte & Touche LLP

DELOITTE & TOUCHE LLP


October 27, 1997